SPEEDEMISSIONS, INC.
CALABRIA ADVISORS, LLC

CONVERSION NOTICE AND AGREEMENT

This Conversion Notice and Agreement (the "Agreement") is entered into effective this 16th day of June, 2004 by and between Speedemissions, Inc., a Florida corporation ("Speedemissions" or the "Company") and Calabria Advisers, LLC, a Georgia limited liability company ("Calabria" or the "Holder").

WHEREAS, Calabria is the holder of seven (7) promissory notes (each a "Note" and collectively the "Notes") as follows:

Date of Note	Principal Amount	Accrued Interest

10/24/03	$40,000.00	$1,288.89
10/30/03	$50,000.00	$1,569.44
11/7/03	$100,000.00	$3,041.67
12/26/03	$75,000.00	$1,770.83
1/2/04	$25,000.00	$569.44
1/4/04	$10,000.00	$225.00
1/30/04	$15,000.00	$283.33

Total	$315,000.00	$8,748.61

WHEREAS, the principal and accrued interest on the Notes is currently due on dates ranging from April 21, 2004 to July 28, 2004 (the "Due Dates");

WHEREAS, the principal and accrued interest on the Notes may currently be converted into common stock of the Company at the bid price of the stock on the date each respective Note became due and payable;

WHEREAS, the Company and the Holder desire to extend the Due Dates until the date of this Agreement, and Holder desires and the Company agrees to convert the outstanding principal and accrued interest due under the Notes into common stock of the Company at a conversion price of $0.35 per share.

NOW, THEREFORE, for mutual consideration the receipt of which is hereby acknowledged, the Company and Holder agree as follows:

1.  The Due Dates for the Notes is hereby extended to June 16, 2004.

2.  The outstanding principal and accrued interest on the Notes are convertible into common stock of the Company at a rate of $0.35 per share.

3.  The Holder hereby irrevocably elects to exercise the right, represented by the Notes, copies of which are attached hereto, to convert a total of $323,748.61 in principal and accrued interest, as set forth above, into 924,996 shares (the "Shares") of common stock of the Company, and upon issuance of the Shares hereby waives any further accrued but unpaid interest on the Notes. The Holder requests that certificates for such Shares be issued in the name of Calabria Advisers, LLC, 106 North Cove Drive, Peachtree City, Georgia 30269.

IN WITNESS WHEREOF, the parties hereto have respectively caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

Speedemissions, Inc.,	Calabria Advisers, LLC,
a Florida corporation	a Georgia Limited Liability Company

/s/ Bahram Y usefzadeh	/s/ Richard Parlontieri
By: Bahram Yusefzadeh	By: Richard Parlontieri
Its: Director	Its: Managing Member

Exhibits A-G

Calabria Notes